Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Newkirk Realty Trust, Inc.

We consent to the incorporation by reference in Registration Statement (333-137296) on Form S-4 of our report dated March 10, 2006 (January 11, 2007 as to the effect of the discontinued operations described in Note 9), relating to the consolidated financial statements and financial statement schedule of The Newkirk Master Limited Partnership appearing in this Current Report on Form 8-K of Lexington Realty Trust dated January 18, 2007.

/s/ Imowitz Koenig & Co., LLP

New York, New York
January 18, 2007